Exhibit 10.42
Section 409A Amendment Regarding
Payments Conditioned Upon Employment-Related Action to
Any and All Plans or Arrangements
Entered into by the Marsh & McLennan Companies, Inc.,
or any of its Direct or Indirect Subsidiaries, that
Provide for the Payment of Section 409A Nonqualified Deferred Compensation
WHEREAS, the American Jobs Creation Act added Section 409A to the Internal Revenue Code of 1986, as amended (“Section 409A”), which, among other things, restricts the time and form of payment of certain nonqualified deferred compensation (“NQDC”) to U.S. taxpayers; and
WHEREAS, Marsh & McLennan Companies, Inc. (“MMCo”) and its direct or indirect operating company subsidiaries (together with MMCo, the “Company”) seek to design compensation to be exempt from Section 409A, but there are instances where an exemption is not or might not be available; and
WHEREAS, in circumstances where any Company arrangement is subject to Section 409A, the Company seeks to ensure that such arrangement complies with Section 409A in both form and operation, taking into account applicable IRS guidance and the advice of counsel; and
WHEREAS, certain Company arrangements may condition payment of NQDC on the completion of one or more employment-related actions, such as the execution and effectiveness of a release of claims or a restrictive covenants agreement (an “Employment-Related Action”) which may be contained in the same document as the terms of the NQDC or in a separate document; and
WHEREAS, the IRS has stated in recent guidance that conditioning NQDC payments on an Employment-Related Action may constitute a form defect under Section 409A if the applicable arrangement is not properly structured; and
WHEREAS, in response to that IRS guidance, the Company has determined that it is desirable to amend all existing plans, awards and arrangements and any such future plans, awards and arrangements (including, without limitation, standardized or form agreements), unless they contain explicit language to the contrary, that provide for the payment of NQDC that is subject to Section 409A and conditioned on an Employment Related Action (together, as further defined below, the “Relevant Plans”). Relevant Plans include: (i) awards granted under the MMCo 2000 Employee Incentive and Stock Award Plan, the MMCo 2000 Senior Executive Incentive and Stock Award Plan or the MMCo 2011 Incentive and Stock Award Plan (collectively, the MMCo Equity Plans”); and (ii) other compensation arrangements including but not limited to, applicable individual employment letters and other agreements, incentive, retention, separation or severance plans, programs and policies, any nonqualified retirement plan, and any other element of compensation for a Company service provider under which payments are conditioned on an Employment-Related Action; and

WHEREAS, the Company’s Chief Human Resources Officer, Laurie Ledford, has general and specific corporate authority to act on behalf of the Company with respect to benefits and compensation matters.
NOW, THEREFORE, to ensure that a service provider cannot affect the taxable year of receipt of NQDC, whether intentionally or inadvertently, by varying the timing of an Employment-Related Action, each Relevant Plan is hereby amended as follows, effective as of December 21, 2012:
(1)    if a Relevant Plan does not specify a deadline for payment to be made or commence, subject to the completion of an Employment-Related Action, or provides for payment to be made or commence, subject to the completion of an Employment-Related Action, within a period of more than 90 days, then the period for payment or commencement of payment, subject to the completion of the applicable Employment Related Action, will be the 90 day period following the event otherwise triggering the right to payment; and
(2)    if the timing of payment under a Relevant Plan could be influenced by the timing of the completion of an Employment-Related Action, and the period for payment or commencement of payment, subject to the completion of an Employment Related Action, (the “Applicable Period”) spans multiple calendar years, then if such Employment Related Action is in fact timely completed or effective, it will be deemed to have been completed on the later of: (a) the first day of the latest calendar year in the Applicable Period, or (b) the date the Employment-Related Action is timely completed.
The foregoing will be deemed to supersede any inconsistent provisions of any Relevant Plan and, in the event of any ambiguity, each Relevant Plan will be interpreted consistent with the requirements of Section 409A pertaining to Employment-Related Actions.
IN WITNESS WHEREOF, Laurie Ledford, in her capacity as the Company’s Chief Human Resources Officer, has executed these amendments on December 27, 2012.
/s/ Laurie Ledford
Laurie Ledford
Chief Human Resources Officer